Exhibit 3.1

                                    AMENDMENT
                                       to
                          CERTIFICATE OF INCORPORATION
                                       of
                             LIGHTSPACE CORPORATION

     Lightspace Corporation, a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware (the "GCL"), does hereby certify that:

     1. The name of the corporation is Lightspace Corporation.

     2. The original Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on August 13, 2001.

     3. This Amendment to Certificate of Incorporation (the "Amendment") amends Article Fourth (Authorized Capital) of the Certificate of Incorporation.

     4. In accordance with Section 242 of the GCL, the corporation's board of directors has adopted a resolution declaring the Amendment advisable and recommending the adoption of the Amendment by the corporation's stockholders. In lieu of a special meeting of the stockholders called to consider and vote upon the Amendment, the stockholders authorized and adopted the Amendment by written consent given in accordance with Section 228 of the GCL.

     5. The provisions of the Amendment are as follows:

                                     * * * *

     The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article IV and replacing it with the following so that, as amended, the first paragraph of Article Fourth shall be and read as follows:

                                     "FOURTH
                                     -------

     The total number of shares of all classes and series of stock which Lightspace Corporation (the "Corporation") shall be authorized to issue is 75,000,000 shares of Common Stock, $0.0001 par value per share (the "Common Stock")".

                                     * * * *

                            [SIGNATURE PAGE FOLLOWS]

LIGHTSPACE CORPORATION AMENDMENT TO
CERTIFICATE OF INCORPORATION
SIGNATURE PAGE




     IN WITNESS WHEREOF, the undersigned, being the President and Chief Executive Officer of the Corporation, hereby certifies that the facts set forth herein are true and that this Amendment was duly adopted in accordance with
Section 242 of the Delaware General Corporation Law, and, accordingly, executes this Amendment to Certificate of Incorporation of Lightspace Corporation on this 30th day of April, 2007.


                                           By: ________________________________
                                               Gary Florindo, President and CEO